THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (this “Amendment”) is entered on and to be effective as of, although not necessarily executed on,                    2010 (the “Effective Date”), by and between ACQUIPORT DFWLP, INC., a Delaware corporation, as landlord (“Landlord”), and OPTEX SYSTEMS INC., a Delaware corporation (“Tenant”).

WHEREAS, Landlord and Tenant entered into that ctthin Lease (bearing the Lease Reference Date of August 14, 2003) [as amended, the “Lease”], as amended by that certain First Amendment to Lease, dated November 26, 2003, and as further amended by that certain Second Amendment to Lease (the “Second Amendment”), dated January 7, 2005, pursuant to which Tenant leases from Landlord approximately 48,838 square feet of industrial space (the “Premises”) being comprised of (i) 34,076 square feet of industrial space known as 1420 Presidential, Richardson, Texas 75081 and (ii) 14,762 square feet of industrial space known as Suite 120, 1400 Presidential, Richardson, Texas 75081; and

WHEREAS, Tenant has requested to extend the term of the Lease, and Landlord and Tenant desire to set forth the terms and conditions upon which the term of the Lease will be extended.

Now, THEREFORE, for and in consideration of the recitals hereinabove and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease should be, and hereby is, amended as follows:

1.    TERM OF LEASE. The Term of Lease is hereby extended to July 31, 2015, and the term Termination Date shall be amended to be July 31, 2015. As used herein, the term “Second Extended Term” shall mean the period from January 1, 2010 (the “Second Extended Term Commencement Date’) through the Termination Date.

Any capitalized term used herein and not otherwise defined shall have the meaning ascribed thereto in the Lease.

2.    BASE RENT. Annual Rent Per Square Foot, Annual Rent and the Monthly Installment of Rent shall be amended to mean, for each month of the Second Extended Term, the following:

Period		Rentable Square	Annual Rent Per		Monthly Installment
from	through	Footage	Square Foot	Annual Rent	of Rent
January	July 31,	48,838	$0.00	$0.00	$0.00
1,2010	2010
August	July 31,	48,838	$4.70	$229,538.60	$19,128.22
1, 2010	2013
August	July 31,	48,838	$4.95	$241,748.10	$20,145.68
1,2013	2015

THIRD AMENDMENT TO LEASE	PAGE 1

Annual Rent Per Square Foot, Annual Rent and Monthly Installments of Rent for the period of time prior to the Second Extended Term Commencement Date shall remain as currently set forth in the Lease.

The abatement of Monthly Installments of Rent set forth in the chart above is conditioned on Tenant’s performance of its obligations under the Lease.

Notwithstanding the abatement of Monthly Installments of Rent set forth in the chart above, Tenant shall remain obligated to pay Tenant’s Proportionate Share of Expenses and Taxes (as well as service and utility charges and all other additional rent required by the Lease) for the period during which such Monthly Installments of Rent are abated.

3.    IMPROVEMENTS TO PREMISES. Tenant acknowledges that Tenant has been in occupancy of the Premises for several years and that it has inspected and is familiar with the Premises. Accordingly, Tenant shall take the Premises for the Second Extended Term in its “AS-IS” “WHERE IS” AND “WITH ALL FAULTS” condition as of the Second Extended Term Commencement Date, except that Landlord agrees to complete certain improvements to the Premises pursuant to this Section 3. Tenant agrees to submit to Landlord, for Landlord’s written approval, detailed plans and specifications for Tenant’s proposed improvements to the Premises (the improvements approved by Landlord in writing are collectively referred to herein as the “Leasehold Improvements”). Landlord shall complete the Leasehold Improvements by hiring a contractor (selected from a competitive bidding process involving not less than three (3) general contractors mutually acceptable to Landlord and Tenant) to install or construct the Leasehold Improvements. Provided Tenant has not received from Landlord written notice of Tenant’s default of the terms of the Lease (unless such default has been cured), Landlord agrees to provide Tenant an allowance equal to ONE HUNDED MISETY FIVE THOUSAND THREE HUNDRED FIFTY TWO AND NOf100 DOLLARS ($195,352.00) (the “TI Allowance”), which TI Allowance is to be used solely to pay the costs of the Leasehold Improvements.

The costs of the Leasehold Improvements shall include, without limitation, all costs of designing, planning and constructing the Leasehold Improvements, including, without limitation, hard and soft costs, permit fees, costs of compliance with federal, state and municipal building codes, laws, rules and regulations, ADA and Texas Department of Licensing and Regulation compliance fees, architectural and engineering fees, and a construction management fee in the amount of five percent (5%) of the total costs of the Leasehold Improvements. The foregoing construction management fee shall be payabl.e forty percent (40%) to Swearingen Realty Group (“SRG”), as Tenant’s construction manager, and sixty percent (60%) to Bradford Companies as Landlord’s construction manager.

THIRD AMENDMENT TO LEASE	PAGE 2

Any work (labor or materials) outside the scope of the Leasehold Improvements or any costs of the Leasehold Improvements in excess of the TI Allowance shall be at Tenant’s sole cost and expense. Any costs of the Leasehold Improvements in excess of the TI Allowance shall be paid to Landlord by Tenant upon demand within thirty (30) days from receipt of an invoice. Should Tenant fail to promptly pay to Landlord on demand any costs of the Leasehold Improvements in excess of the TI Allowance, Landlord may, at Landlord’s sole option, in addition to any other remedies available to Landlord under the Lease, at law or in equity, as a result of such default by Tenant, refuse to commence or immediately halt construction of the Leasehold Improvements until payment is received and Tenant shall bear all costs attributable to the stopping and re-starting of construction and any delay in completion thereof Notwithstanding anything to the contrary contained herein, Landlord may, upon notice to Tenant, require such changes to the Leasehold Improvements as Landlord reasonably determines to be appropriate in order to comply with the provisions of the Lease and with all applicable building and safety codes and other governmental and insurance requirements, which costs shall be paid from the TI Allowance or paid by Tenant (if in excess of the TI Allowance). Notwithstanding anything to the contrary contained herein, any costs incurred to cause the exterior of the Building to comply with the aforementioned codes and requirements shall be solely at Landlord’s expense. Any portion of the TI Allowance remaining upon that date (the “TI Allowance Forfeiture Date”) which is the earlier to occur of (i) the completion of the Leasehold Improvements and (ii) twelve (12) months from the Second Extended Term Commencement Date shall be deemed forfeited by Tenant; provided, however, Landlord agrees to apply towards the next accruing Monthly installment(s) of Rent the lesser of (a) $.50 per square foot of the Premises and (b) the amount of the TI Allowance remaining on the TI Allowance Forfeiture Date.

Upon Landlord’s substantial completion of the Leasehold Improvements (as determined by Landlord’s construction manager acting reasonably), Landlord and Tenant shall inspect the Leasehold Improvements, and Landlord and Tenant shall specify in writing the Punch-List Items (herein so called) which remain to be performed and/or corrected by Landlord. The completion of the inspection shall be deemed conclusive evidence, as against Tenant, that (i) Tenant has inspected the Leasehold Improvements (and has sufficient knowledge and expertise to make such inspection or has caused the Leasehold Improvements to be inspected on its behalf by one or more persons with such knowledge and expertise), (ii) Tenant accepts the Leasehold Improvements in their “AS-IS”, “WHERE IS” AND “WiTH ALL FAULTS” condition as of the date of such inspection (subject to Landlord’s completion of the Punch-List Items), and (iii) that the Leasehold improvements comply fully with Landlord’s covenants and obligations under this Amendment with respect to the construction of the Leasehold Improvements by Landlord (subject to the completion of the Punch-List Items). The foregoing provisions are a material part of the consideration for this Amendment. Landlord shall have the right to enter upon the Premises at all reasonable times to complete the Leasehold Improvements and Punch-List Items, provided that Landlord makes reasonable good faith efforts to cooperate with Tenant in connection therewith. EXCEPT IN THE EVENT OF LANLORD’S NEGLIGENCE, TENANT SHALL AND DOES HEREBY RELEASE, INDEMNIFY, DEFEND AM) HOLD LANDLORD AND TUE LANDLORD ENTITIES HARMLESS FROM ALL LIABILITIES, CLAIMS, INJURIES, LOSSES AND CAUSES OF ACTION RELATING TO OR ARISING FROM LANDLORD’S CAUSING TUE CONSTRUCTION OF THE LEASEHOLD IMPROVEMENTS DURING TENANT’S OCCUPANCY OF THE PREMISES.

THIRD AMENDMENT TO LEASE	PAGE 3

4.          HVAC REPAIRS AND WARRANTY.

(i)          By no later than the expiration of the sixtieth (60th) day following the Second Extended Term Commencement Date, Landlord shall commence to cause, and thereafter cause to be diligently pursued to completion, (a) the existing HVAC units (excluding Split Systems #7) serving 1420 Presidential to be repaired in accordance with Polk Mechanical Company’s report attached hereto as Exhibit “A”, and (b) the air handling unit for Split System #11 to be replaced. Landlord shall bear the cost of (a) and (b). All costs of (a) and (b) in excess of those repairs specified in Exhibit “A” (including sales tax) shall be bone by Tenant and paid by Tenant to Landlord, on demand, as additional rent under the Lease, failing which, Landlord’s obligation to commence performance of (or continue to perform if the work has already commenced) the work described in (a) and (b) shall be deemed null and void.

(ii)         By no later than the expiration of the sixtieth (60th) day following the Second Extended Term Commencement Date, Landlord shall commence, and thereafter cause to be diligently pursued to completion, to cause (i) the existing HVAC units serving 1400 Presidential to be repaired in accordance with Polk Mechanical Company’s report attached hereto as Exhibit “A-i” . Landlord shall bear the cost of such repairs, (including sales tax). All costs of repairing the HVAC units serving 1400 Presidential in excess of those repairs specified in Exhibit “A-i” (including sales tax) shall be borne by Tenant and paid by Tenant to Landlord, on demand, as additional rent under the Lease, failing which., Landlord’s obligation to commence performance of (or continue to perform if the work has already commenced) the repair of the HVAC units serving 1400 Presidential shall be deemed null and void.

(iii)        During the Second Extended Term, Landlord shall cause to be performed, at Tenant’s cost, the quarterly preventive maintenance on all HVAC units serving the Premises. Tenant, on demand, shall reimburse Landlord for the reasonable and customary costs incurred in connection with (a) such preventive maintenance and (b) any repairs made, or caused to be made, by Landlord to the HVAC units serving the Premises. Except as expressly set forth herein, Tenant remains obligated pursuant to the terms and conditions of Section 7.4 of the Lease.

(iv)        Section 7 of the Second Amendment shall be and is hereby deleted in its entirety.

5.   RENT ADJUSTMENTS.

(i)          During the Second Extended Term, Expenses and Taxes shall be paid by Tenant on an absolute triple net basis, not based upon a “base year”. As such:

(a)	Section 4.2 of the Lease is hereby deleted in its entirety, and the following is hereby substituted therefor:

“4.2 Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Expenses and Taxes incurred for such Lease Year.”

(b)	The fourth (4th sentence of Section 4.3 of the Lease shall be and is hereby amended to delete the words “or Base Year”;

THIRD AMENDMENT TO LEASE	PAGE 4

(c)	The last sentence of. Section 4.5.2 of the Lease shall be and is hereby deleted in its entirety;

(d)
The words “Base Year (Expenses)” and “Base Year (Taxes)” shall he and are hereby deleted from the reference pages of the Lease and the words “(Base Year)” shall be and are hereby deleted from the title of the “Reference Page” of the Lease; and

(e)	All other references in the Lease to “Base Year” or its equivalent shall he and hereby are deleted in their entirety.

(ii)
For purposes of calculating Tenant’s Proportionate Share of Expenses and Taxes for calendar year 2010 only, in no event shall the amount of Expenses and Taxes for calendar year 2010 used in such calculation exceed $1.64 per square foot.

(iii)	Section 4.7 of the Lease shall be and is hereby deleted in its entirety and substituted in lieu thereof shall be the following:

4.7    Notwithstanding anything contained herein or in this Lease to the contrary, it is understood and agreed that for purposes of calculating Tenant’s Proportionate Share of Expenses and Tenant’s Proportionate Share of Taxes in any Lease Year during the Second Extended Term, from and after January 1, 2011, Taxes and Expenses shall increase by no more than eight percent (8%) from the Taxes and Expenses for the immediately preceding calendar year.”

THIRD AMENDMENT TO LEASE	PAGE 5

6.           OPTION TO EXPAND. Provided Tenant has not received from Landlord written notice of Tenant’s default of the terms of the Lease (unless such default has been cured), during the period of time commencing with the Second Extended Term Commencement Date and expiring on the last day of the twenty fourth (24th) month thereafter, Tenant shall have the right, but not the obligation, to expand the Premises upon and subject to the following terms and conditions (the “Expansion Option”). The Available Space (herein so called) is the square footage depicted on Exhibit “B” attached hereto and made a part hereof The Expansion Option can be exercised by Tenant delivering to Landlord one hundred fifty (150) days prior written notice (the “Expansion Space Election Notice”) of such exercise. The Expansion Space Election Notice must include the square footage (the “Expansion Space”) of the Available Space Tenant is electing to expand in to, which square footage must either be (i) all of the Available Space or (ii) the approximately 6,000 square feet of Available Space immediately adjacent to the Premises. If Tenant exercises the Expansion Option on a timely basis, then Landlord shall have a period of sixty (60) days from its receipt of the Expansion Space Election Notice to notify Tenant, in writing (the “Landlord’s Notice”), as to whether. Landlord will accommodate Tenant’s expansion request or not. Landlord’s failure to notify Tenant in writing within such sixty (60) day period as to whether Landlord will accommodate Tenant’s expansion request shall be deemed Landlord’s notice, as of the last day of the sixty (60) day period, that Landlord will not accommodate Tenant’s expansion request. If Landlord notifies Tenant within such sixty (60) day period that Landlord will accommodate Tenant’s expansion request, then Tenant shall lease the Expansion Space, commencing with the Expansion Space Commencement Date (as hereinafter defined), upon the terms and conditions of the Lease (except as otherwise expressly set forth herein). Within five (5) days of Landlord notifying Tenant that Landlord will accommodate Tenant’s expansion request, Landlord and Tenant shall execute an amendment to the Lease adjusting those provisions of the Lease which are affected by a change in square footage of the Premises, effective as of the Expansion Space Commencement Date. Tenant shall commence paying Base Rent and Tenant’s Proportionate Share of Taxes and Expenses (as well as service and utility charges and all other additional rent required by the Lease with respect to the Expansion Space) commencing on the Expansion Space Commencement Date. The Expansion Space Commencement Date (herein so called) shall be the date upon which Landlord delivers the Expansion Space to Tenant, which date shall be no later than ninety (90) days from the date the Landlord’s Notice is delivered to Tenant; provided, however, if the Expansion Space has not been delivered within such ninety (90) day period but Landlord is using commercially reasonable efforts in pursuing delivery, then Landlord shall have such additional period of time as is necessary to deliver the Expansion Space provided Landlord continues to use commercial]y reasonable efforts in pursuing delivery, but in no event shall the delivery date exceed one- hundred fifty (150) days. Notwithstanding the provision as provided below, in such event that the Landlord fails to deliver the space on or before one hundred fifty (150) days after the date the Landlord’s Notice is delivered, then Tenant, at its sole and exclusive remedy for such failure, shall have the right to terminate the Lease with thirty (30) days prior written notice if such notice is delivered prior to delivery of the Expansion Space. In the event Tenant elects to exercise its termination right as aforesaid, then Tenant, as a condition precedent to such exercise, shall pay to Landlord, at the time Tenant delivers the written notice of termination to Landlord, as an early termination fee, the sum of the (i) unamortized portion of the leasing commissions paid by Landlord in connection with this Amendment, plus, (ii) unamortized portion of the TI Allowance, each of (i) and (ii) being amortized at the Amortization Rate over months 8 — 67 of the Second Extended Term. The Expansion Space shall be delivered in its “AS-IS” “WHERE IS” AND “WITH ALL FAULTS” condition as of the Expansion Space Commencement Date.

Provided Tenant has not received from Landlord written notice of Tenant’s default of the terms of the Lease (unless such default has been cured), the Expansion Space TI Allowance (herein so called) shall be equal to the product of $4.00/60 multiplied by the number of months remaining in the term of the Lease after the Expansion Space Commencement Date multiplied by the number of square feet of rentable area in the Expansion Space. All work performed by Tenant in improving the Expansion Space shall be done in accordance with the terms and conditions of the Lease, including, without limitation, Article 6 of the Lease and Section 6 of the Second Amendment. Any portion of the Expansion Space TI Allowance remaining upon that date (the “Expansion Space TI Allowance Forfeiture Date”) which is the earlier to occur of (i) the completion of Tenant’s improvements, if any, to the Expansion Space, and (ii) twelve (12) months from the Expansion Space Commencement Date shall be deemed forfeited by Tenant. The Expansion Space TI Allowance shall be paid to Tenant in the same manner as the “Improvement Allowance” was contemplated to be paid pursuant to the first (1So) sentence of the third (3d) paragraph of Section 6 of the Second Amendment.

THIRD AMENDMENT TO LEASE	PAGE 6

Except as provided above, if Tenant exercises the Expansion Option but Landlord notifies (or is deemed to have notified) Tenant that Landlord will not accommodate Tenant’s expansion request, then Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease effective as of the ninetieth (9Otj day after Landlord notifies (or is deemed to have notified) Tenant that Landlord will not accommodate Tenant’s expansion request. Such termination option can be exercised by Tenant by delivering written notice to Landlord no later than thirty (30) days after the date upon which Landlord notifies (or is deemed to have notified) Tenant that Landlord will not accommodate Tenant’s expansion request. If Tenant does not terminate the Lease as foresaid, the Tenant shall continue to lease the Premises through the expiration of the Term of the Lease. In the event Tenant elects to exercise its termination right as aforesaid, then Tenant, as a condition precedent to such exercise, shall pay to Landlord, at the time Tenant delivers the written notice of termination to Landlord, as an early termination fee, the sum of the (i) unamortized portion of the leasing commissions paid by Landlord in connection with this Amendment, plus, (ii) unamortized portion of the TI Allowance, each of (i) and (H) being amortized at the Amortization Rate over months 8 — 67 of the Second Extended Term, plus, (Hi) (a) if such termination occurs during the first (13t) twelve (12) months of the Seconded Extended Term, the sum of five (5) months of Monthly Installments of Rent and five (5) month’s of Tenant’s Proportionate Share of Expenses and Taxes (at the rates which would have been due for the five (5) months immediately following the effective date of the termination) or (b) if such termination occurs after the first (1st) twelve (12) months of the Seconded Extended Term, the sum of four (4) months of Monthly Installments of Rent and four (4) month’s of Tenant’s Proportionate Share of Expenses and Taxes (at the rates which would have been due for the four (4) months immediately following the effective date of the termination).

The Expansion Option shall be personal to Tenant and shall not be transferred, encumbered, or assigned by Tenant or in any manner transferred to, or exercised by, any subtenant of Tenant.

7.    TERMINATION OPTION. Provided Tenant has not received from Landlord written notice of Tenant’s default of the terms of the Lease (unless such default has been cured), Tenant shall have the ongoing right (the “Early Termination Option”) during the Second Extended Term to terminate the Lease effective as of the end of any month after the expiration of the last day of the twenty-fourth (24t) full month following the Second Extended Term Commencement Date by providing at least one hundred eighty (180) days advance writtennotice (the “Termination Notice”) to Landlord of such election. In the event Tenant elects to exercise the Early Termination Option, Tenant, as a condition precedent to the exercise of the Early Termination Option, shall pay to Landlord, at the time Tenant delivers the Termination Notice, as an early termination fee, the sum of the (i) unamortized portion of the leasing commissions paid by Landlord in connection with this Amendment, plus, (ii) unamortized portion of the TI Allowance, each of (I) and (ii) being amortized at the Amortization Rate over months 8 — 67 of the Second Extended Term, plus, (Hi) the sum of three (3) months of Monthly Installments of Rent and three (3) months of Tenant’s Proportionate Share of Expenses and Taxes at the rates which would have been due for the three (3) months immediately following the effective date of the termination.

Notwithstanding anything to the contrary, this Termination Option shall be deemed nul.l and void and of no further force or effect upon Tenant’s exercise of the Expansion Option, provided Landlord will accommodate such expansion.

THIRD AMENDMENT TO LEASE	PAGE 7

8,    INSURANCE. Commencing with the Second Extended Term Commencement Date, Tenant shall keep in force throughout the Term of the Lease, in addition to the other insurance coverages required by the Lease, Umbrella Liability Insurance written on a Follow Form basis subject to a minimum limit of $4,000,000 (being in excess of (i) SIR Amount $10,000 and (ii) the Commercial General Liability insurance, Workers Compensation Insurance and Employers Liability and Business Auto liability coverages required by the Lease) and Workers Compensation Insurance and Employers’ Liability Coverage as follows: $500,000 per accident for each bodily injury by accident; $500,000 each employee for bodily injury by disease; and $500,000 policy limit for bodily injury by disease. No later than the Second Extended Term Commencement Date, Tenant shall deliver to Landlord evidence of the insurance required by this section.

9.            LANDLORD ENTITIES. Landlord Entities shall be deemed to include, without limitation, Heitman Capital Management LLC, Bradford Realty Services, Inc., Bradford Development Company, Inc., Bradford Property Company, Inc., and Bradford Management Company of Dallas, Inc. d/b/a Bradford Management Company, Inc.

10.          RENEWAL OPTION. The Renewal Option set forth in Section 11 of the Second Amendment remains in full force and effect except that the Renewal Option must be exercised no earlier than nine (9) months, and no earlier than six (6) months, prior to the expiration of the Second Extended Term.

11.          WAIVER OF WARRANTIES. TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY AGENT OF LANDLORD HAS MADE AND TENANT IS NOT RELYING ON, AND TENANT HEREBY WAIVES AND LAI4DLORD HEREBY DISCLAIMS, ANY WARRANTY OR REPRESENTATION OF ANY KIND, EITHER EXPRESS OR iMPLIED AS TO THE HABITABILITY, FITNESS, QUALITY OR CONDITION OR THE SUITABILITY FOR TENANT’S INTENDED USE OF TILE PREMISES AND/OR TILE LEASEHOLD IMPROVEMENTS AND/OR THE AVAILABLE SPACE, AND TENANT WAIVES ANY AND ALL DEFECTS TIIEREIN.

12.         TENANT’S AUTHORITY. If Tenant signs as a corporation, partnership, trust or other legal entity, each of the persons executing this Amendment on behalf of tenant represents and warrants that Tenant has been and is qualified to do business in the state in which Premises are located, that the entity has full right and authority to enter into this Amendment, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions.

13.         BROKERAGE COMMISSIONS. Tenant represents and warrants that Tenant has dealt with no broker except Swearingen Realty Group (“Tenant’s Broker”) representing Tenant, and Bradford Management Co., Inc. (“Landlord’s Broker”), representing Landlord, and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Landlord agreed to pay a commission to Tenant’s Broker and Landlord’s Broker pursuant to the terms and provisions of separate written agreements executed by an.d between Landlord and Tenant’s Broker and Landlord’s Broker, respectively, on or before the date of Tenant’s execution hereof, which written agreements are incorporated herein by reference for the specific purposes set forth in Section 62.022 (b) of the Texas Property Code. TENANT SHALL INDEMJ’41FY, DEFEND AND HOLD LANDLORD HARMLESS FROM AND AGAINST ALL CLAIMS (AND COSTS OF DEFENDING AGAINST AND INVESTIGATING SUCH CLAIMS INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS’ FEES) OF ANY OTHER BROKER OR SIMILAR PARTIES CLAIMING UNDER TENANT IN CONNECTION WITH TifiS LEASE.

THIRD AMENDMENT TO LEASE	PAGE 8

14.         EFFECTIVENESS. Except as expressly provided in this Amendment, the terms and provisions of the Lease, as previously executed by the parties, are hereby ratified and affirmed and shall continue to govern the rights and obligations of the parties and all provisions and covenants of the Lease, as herein amended, remain in full force and effect. The Lease, the First Amendment, the Second Amendment and this Amendment constitute the entire understanding and agreement between Landlord and Tenant regarding the subject matter thereof and supersede all other prior written or oral understandings and agreements between Landlord and Tenant with respect thereto and shall constitute but one instrument.

15.         TIME AND GOVERNING LAW. Time is of the essence of this Amendment and all of its provisions. The laws of the State of Texas and the United State of America shall govern the rights, remedies, and duties of the parties hereto and the validity, construction, enforcement, and interpretation hereof.

16.         SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

17.         ILLEGALITY. If any provision of this Amendment is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; this Amendment shall be construed and enforced as if such illegai, invalid, or unenforceable provision had never comprised a part hereot and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

18.         NO CLAIMS OR OFFSETS. Tenant represents and warrants to Landlord that, as of the Effective Date, Tenant has (i) no claims against Landlord under the Lease, and (ii) no rights of offset or deduction with respect to Annual Rent, Tenant’s Proportionate Share of Taxes or Expenses or any other additional rent to be paid under the Lease.

[SIGNATURES ON FOLLOWING PAGE]

THIRD AMENDMENT TO LEASE	PAGE 9

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of Effective Date.

ACQUIPORT DFWIP, INC.,
a Delaware corporation

By:
Name:	I’ e sa Ranck
Its:	V President

TENANT:

OPTEX SYSTEMS INC.,
a Delaware corporation

By:
Name:
Its:

THIRD AMENDMENT TO LEASE	PAGE 10

Exhibit “A”

to Third Amendment to Lease
between Aequiport DFWIP, Inc., as Land’ord, and Optex Systems Inc., as Tenant

THIRD AMENDMENT TO LEASE	PAGE 11

Mechanical Company	C Service Company 425 Ditlard St. Grand Prairie. Texas 75051 Drcct: 972.339.1201 Direct Fax 972339.1662

M35613 TACLMOIIODC

HVAC Inspection Report
Bradford Management
3420 Presidential
Richardson, TX 75081

RE: Optek inspection report.

Attn: Claire Sharp

Thank you for the opportunity to be of service in regards to the HVAC equipment inspection at the above referred location. Below is a report of our findings on the equipment that was inspected.

Split system #1:
Condensing unit: Carrier Model # 38BA008630 Serial # 5183678409	Age: 1983	Tonnage 7.5
Mr handling unit: Carrier Model # 40RE008310 Serial # 4081G1 1820	Age: 1981
1—4L5lOBelt 1-3Ox48x2fllter
Need to perform leak check and repair. Unit is low on charge. Price to perform leak eheck $300.00
Cannot price repairs due to not knowing the cxtent of the leaks at this time.

Split system # 2:
Condensing unit: Lennox Model # 11529-653-16 Serial # 5895E66057	Age: 1995 .	Tonnage 5
Air Handling unit: Carrier Model # 40Q8060300 Serial # Z301997	Age: 1983
Unit does not use a belt. 1—20125 xl fdter
No problems listed with this unit at this time.

Split System #3:
Condensing Unit: Carrier Model # 38AE016600 Serial # 1393774	Age: 1983	Tonnage 15
Air handling unit: Carrier Model # 40RE015610 Serial # 4283G76	Age: 1983
2—AXSSbelts 1—3ox60x2fflter
Need to perform leak cbeck and repair. Unit is low on charge.
Price. toperformieak check: $300.00
Cannot price repairs due to not knowing the extent of the leaks at this time.

Mechanical Company

Split System #4:
Condensing Unit: Carrier Model # 38AE01 6600 Serial # W393039	Age: 1983	Tonnage 15
Air Handling unit: Carrier Model # 4RE015610 Serial # 4283076	Age: 1983
2—AX55belts 1—30x60x2fllter
Need to perform leak check and repair. Unit is low on charge.
Need to replace the condenser fan motor contactors.
Need to replace the compressor contactor. -
Need to replace the wire to the condenser fan motors.
Price to .perform’leak-checlc $300.00
Cannot price repairs due to not knowing the extent of the leaks at this time.
Price to make other repairs to this unit: $550.00

Split System # 5:
Condensing unit: Goodman Model # CK6O-4C Serial # 9811452207	Age: 1998	Tonnage 5
Air Handling unit: Carrier Model # 40QB060300 Serial # Z301994	Age: 1983
Unit does not use a belt. 1—20 x 25 x I filter
Unit has an inline dud heater that is operating properly.
Unit needs the thermostat replaced it is not operating properly.
Unit has low airflow problem due to dirty evaporator coil..
Price to-make’repairs.to this unit: $620.00

Split System #6:
Condensing unit: Carrier Model # 38BA008630 Serial # 5183078	Age: 1983	Tonnage 7.5
Air Handling unit: Carrier Model # 40RE008310 Serial # 40810	Age: 1981
I —AX48 belt 1—3014812 Filter
Need to perform leak check and repair. Unit is low on charge.
Need to replace the filter drier and the sight glass.
Price to perform leak check: $300.00
Cannot price repairs due to not knowing the extent of the leaks at this time.
Price to -replace filter drier and sight glass: $385.00

Split System #7:
Condensing unit: Carrier Model # 38AR501261 1 Serial # 3303G30009	Age: 2003	Tonnage 10
Air Handling unit: Carrier Model # N/A Serial # N/A	Age: N/A
1 — ASS bell No filter in unit
No thermostat needs new one.
Compressor is grounded needs new one.
Drain pan needs to be replaced.
Price for repairs to-this unit: $9,000.00

Mechanical Company

Split System #8:
Condensing Unit: Carrier Model # 38AD024620 Serial # Z393657	Age: 1983	Tonnage 20
Mr Handling unit: Carrier Model # 40RR024530 Serial # Y392614	Age: 1983
2—A43bclts 6-20x25x2flltcrs
Need to perform leak check and repair. Unit is low on charge.
Replace the discharge valve gasket. Clean the condenser coil.
Secure the thermostat wire to the refrigerant lines.
Price :twpedornv leak dieclg ‘$300;OP
Cannot price repairs due to not knowing the extent of the leaks at this time. Price4.inak&otliàjrnii:t&thii.unitiS425:00

Split System #9:
Condensing unit: Carrier Model # 38AD024620 Serial # 2393666	Age: 1983	Tonnage 20
Air Handling unit: Carrier Model# 40RR024530 Serial # Y392615	Age: 1983
2—AX43belts 4—l6x2ox2flltcrsaud4—2ox2ox2filters
Need to replace the blower pulley and the belts.
Need to replace the blower wheel, shaft, pulley and bearings.
Need to perform leak check and repair. Unit is low on charge.
Need to clean the evaporator coil and the condenser coil.
Priceto perforrnleakcheck: ‘$300.00
Cannot price repairs due to not knowing the extent of the leaks at this time.
Priceto make’ôtlier repairs to thWunit: $1675.00

Split System # 10:
Condensing unit: Carrier Model # 388A008630 Serial # 5183G78376	Age: 1983	Tonnage 7.5
Mr Handling unit: Carrier Model # 40RE008310 Serial # 4181 GI 1862	Age: 1981
1—A48belt 1-4Sx3Oxlfilier
Need to perform leak check and repair. Unit is low on charge.
Price toperformleak check: $300.00
Cannot price repairs due to not knowing the extent of the leaks at this time.

Mechanical Company

Split System # 11:
Condensing unit: Carrier Model # 38AD028630 Serial # Y394217	Age: 1983	Tonnage 25
Air Handling unit: Carrier Model # 40RR028000 Serial # X392352	Age: 1983
2— BX85 belts Filter N/A
Unit has an electric duct heater and it is operating normal.
Evaporator coil needs to be replaced.
Need to replace the return ductwork
Need to clean the condenser coil. Unit is shut off at disconnect.
Price to pethrm repairs to this unit: $12,500.O0
Price to.replace airbandler: $18,500.00

Split System #12:
Condensing unit: N/A Model # H1DA060S464 Serial # ECBM076544	Age: N/A	Tonnage 5
Air Handling unit: Goodman Model # A60-10 Serial # 9311005095	Age: 1993
Unit does not have a belt. 1 —20 x 25 i I filter
Unit has an electric duct heater that is operating normal.
No problems with this unit at this lime.

Split System #13:
Condensing unit: Carrier Model # 38BA008630 Serial # 5183G78403	Age: 1983	Tonnage 7.5
Air Handling unit: Carrier Model # 40RE008310 Serial #4181 G11994	Age: 1981
l-.AX4Sbelt 1—3ox48x2fihter
Need to perform leak check and repair. Unit is low on charge.
Need to replace the compressor contactors.
Need to replace the condenser fan contactors.
Price to pertorm leak check: $300.00
Cannot price repairs due to not knowing the extent of the leaks at this time.
Price to make othèr.repairsto this unit: $550.00

Split System # 14
Condensing unit: Carrier Model # 38BA008630 Serial # 5183G78406	Age: 1983	Tonnage 7.5
Air Handling unit: Carrier Model # 40RE008310 Serial # 4181G11825	Age: 1981
1—AX4Sbelt 1—30x48x2flltcr
Need to perform leak check and repair. Unit is low on charge.
Need to replace the compressor conlactors.
Need to replace the condenser fan contactors.
Priceto perfórm leakchetk: $300.00
Cannot price repairs due to not knowing the extent of the leaks at this time.
Priceto make other repairs to this unit: $550.00

Mechanical Company

Split System # 15:
Condensing unit: Trane Model # 2TTAOO6OA4000AA Serial # 617518531?	Age: 2006	Tonnage 5
Air Handling unit: Carrier Model # FA4CNB06O Serial # 0406A81949	Age: 2006
Unit does not have a belt. 1 —20 x 24 xl Filter
Unit has an electric duct heater that is operating normal.
Need to attach disconnect to the unit
Need to replace the thermostat wire.
Price to makerepairs to this unit: $450O0

All prices are plus applicable sales tax.

The above is a list of our findings for 1420 Presidential if you should have any questions or concerns please feel free to contact me.

Thank you

Steve Wilhite
Sen’ice Supervisor
Polk Mechanical Service
Office (972) 339-1265
Fax (972) 339-1465
Email: Steve.WilhitetPolkMeeIianical.com

Exhibit “A-i”

to Third Amendment to Lease
between Acquiport DFWIP, Inc., as Landlord, and Optex Systems Inc., as Tenant

THIRD AMENDMENT TO LEASE	PAGE 12

Mechanical Company	C Service Company 425 Dillard SL Grand Prairie, Texas 75051 Direct: 972.339.1201 Diiect Fax: 972339.1662

1135513  TACLAOOIIO9C

HVAC Inspection Report
Bradford Management
1400 Presidential
Richardson, TX 75081

RE: Optek inspection report.

Attn: Claire Sharp

Thank you for the opportunity to be of service in regards to the RVAC equipment inspection at the above refferred location. Below is a report of our findings on the equipment that was inspected.

Split system # 16:
Condensing unit: Carrier Model # 38BA012600 Serial # 394443	Age: 1983	Tonnage 10
Air handling unit: Carrier Model # 40RE010310 Serial # 4083G65173	Age: 1983
1-A55Belt 1-3Ox48x2fdter
Need to replace the loss of charge switch. Price to make repairs for this unit: $325.00

Split system # 17:
Condensing unit: Carrier Model # 38AE016600 Serial # T393782	Age: 1983	Tonnage 15
Mr Handling unit: Carrier Model # 4RE015610 Serial # N/A	Age: N/A
Need to replace the loss of charge switch.
Need to replace head gaskets on the compressor and charge the system.
Price to make repairs for this unit: $1,200.00

Split System # 18:
Condensing Unit: Carrier Model # N/A Serial # N/A	Age: N/A
Air handling unit: Carrier Model # 40QB0483000 Serial # Q317242	Age: 1983	Tonnage 4
Direct Drive Motor 1 —24 x24 x 1 filter
No problems with this unit at this time.

Split System # 19:
Condensing Unit: Carrier Model # 38AE012600 Serial # R394459	Age: 1983	Tonnage 10
Air Handling unit: Carrier Model # 4RE010610 Serial # 1083G65185	Age: 1983
2—A5Sbelts 1—48z3Zx2fllter
Need to replace the condenser fan motor.
Need to replace the condenser fan motor contactor.
Need to replace the evaporator fan contactor.
Price to make repairs for this unit: $1,175.00

Mechanical Company

HVAC Inspection Report

Split System #20:
Condensing unit: Carrier Model # 38AE012600 Serial # R394463	Age: 1983	Tonnage 10
Air Handling unit: Carrier Model # 40RE019310 Serial # 1083G$184	Age: 1983
Unit does not use a belt. 1 —20 x 24 , I filter
Drain pan is rusted.
Evaporator coil has a refrigerant leak.
Price to make repairs to this unit: $4,033.33

Split System #21:
Condensing unit: Carrier Model # N/A Serial # N/A	Age: N/A	Tonnage S
Air Handling unit: Carrier Model # 40QB06030 Serial # N351181	Age: 1983
Unit does not use a belt. 1 —20 x 24 x 1 Filter
No problems with unit at this time.

The above is a list of our findings for 1400 Presidential if you should have any questions or concerns please feel free to contact me.

Thank you

Steve Wilhite
Service Supervisor
Polk Mechanical Service
Office (972) 339-1265
Fax (972) 339-1465
Email: Steve.Wilhiteca2PolkMeelianicai.com

Exhibit “B”

to Third Amendment to Lease
between Acquiport DFWIP, Inc., as Landlord, and Optex Systems Inc., as Tenant

THIRD AMENDMENT TO LEASE	PAGE 13

Exhibit “B”

to Third Amendment to Lease
between Acquiport DFWIP, Inc., as Landlord, and Optex Systems Inc., as Tenant

THIRD AMENDMENT TO LEASE	PAGE 14

ADDENDUM TO LEASE AMENT)MENT

This Addendum to Lease Amendment is, for all purposes, attached to and made a part of that certain Third Amendment to Lease, by and between Acquiport DFWLP, Inc., a Delaware corporation (“Landlord”) and Optex Systems Inc., a Delaware corporation (“Tenant”):

Tenant hereby covenants and agrees with, and represents and warrants to, Landlord that (a) Optex Systems Inc., a Texas corporation (“Prior Tenant”), assigned to Tenant all of Prior Tenant’s right, title and interest under the Lease, and (b) Tenant assumed from Prior Tenant all responsibility and liability to Landlord for the payment of rental and for compliance with all of the other obligations of the tenant under the terms, provisions and covenants of the Lease, to the extent accruing from and after October 2008 (the “Assignment Date”) [the “Assignment and Assumption”]. Tenant covenants and agrees to perform all of the covenants and obligations required to be performed by Prior Tenant under the Lease, from and after the Assignment Date, as if Tenant had been named as the tenant under the Lease. TENANT SHALL AND DOES HEREBY RELEASE, INDEMNIFY, DEFEND AND HOLD LANDLORI AND THE LANDLORD ENTITIES HARMLESS FROM ALL LIABILITIES, CLAIMS, INJURIES, LOSSES AND CAUSES OF ACTION RELATING TO OR ARISING FROM TENANT’S BREACH OF TIlE FOREGOING COVENANTS, AGREEMEMENTS, REPRESENTATIONS AND WARRANTIES, Landlord consents to the Assignment and Assumption. Nothing contained shall release Prior Tenant from liability under the Lease. The terms of this paragraph shall survive the termination or earlier expiration of the Lease.

AcQuu’owr DFWIP, INC.,
a Delaware corporation

By:
Name:	e ‘esa Ranok
Its:	Vice President

TENANT:

OPTEx SYSTEMS INC.,
a Delaware corporation

By:
Name:
Its:

THIRD AMENDMENT TO LEASE	PAGE 15